COMMUNIQUÉ DE PRESSE / PRESS RELEASE
POUR PUBLICATION IMMÉDIATE / FOR IMMEDIATE RELEASE

SECOND QUARTER 2004 RESULTS CONFERENCE CALL

Longueuil, July 14, 2004

Cambior will host a conference call on Wednesday, July 21, 2004 at 4:00 p.m., local time, to discuss its second quarter 2004 results.

Financial analysts are invited to participate in the call by dialling 1-800-470-5906 in North America. Outside of North America, please dial (416) 641-6452. Media and all other interested individuals are invited to listen to the live webcast on the Cambior website at www.cambior.com.or through CCNMatthews at www.ccnmatthews.com/cambior.

The conference call will be available for replay for a period of 48 hours by calling (416) 626-4100, reservation #21201361. The webcast will also be archived on the Company's website.

Cambior Inc. is an international gold producer with operations, development projects and exploration activities throughout the Americas. Cambior's shares trade on the Toronto (TSX) and American (AMEX) stock exchanges under the symbol "CBJ". Cambior's warrants, "CBJ.WT.C", trade on the TSX.

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APPEL CONFÉRENCE SUR LES RÉSULTATS DU DEUXIÈME TRIMESTRE 2004

Longueuil, le 14 juillet 2004

Cambior tiendra un appel conférence le mercredi 21 juillet 2004 à 16h00, heure locale, pour discuter de ses résultats financiers du deuxième trimestre 2004.

Les analystes financiers sont invités à se joindre à l'appel en composant le 1-800-470-5906 en Amérique du Nord et le (416) 641-6452 à l'extérieur de l'Amérique du Nord. Les médias et autres personnes intéressées sont invités à écouter en direct la diffusion de l'appel conférence sur le site Internet de Cambior à www.cambior.com ou sur le site Internet de CCNMatthews à www.ccnmatthews.com/cambior.

L'enregistrement de l'appel conférence sera également disponible pour une période de 48 heures en composant le numéro (416) 626-4100, numéro de réservation 21201361. La diffusion de l'appel conférence sera également archivée sur le site Internet de la Compagnie.

Cambior inc. est une société internationale aurifère avec des activités d'exploitation, de développement de projets et d'exploration dans les Amériques. Ses actions « CBJ » sont inscrites à la cote de la Bourse de Toronto (TSX) et de l'American Stock Exchange (AMEX). Les bons de souscription (CBJ.WT.C) sont inscrits au TSX.

For additional information, please contact / Pour renseignements additionnels, veuillez communiquer avec :
CAMBIOR INC.
Investor Relations / Relations avec les investisseurs
Robert LaVallière
Manager/Directeur
Tel.: (450) 677-2699
Fax: (450) 677-3382
E-mail: info@cambior.com
Website: www.cambior.com
CP-2004-15